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                                   EXHIBIT 5.1


[PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]


                                 May 15, 2000


Sequoia Software Corporation
5457 Twin Knolls Road
Columbia, Maryland 21045

Ladies and Gentlemen:

       We have acted as counsel to Sequoia Software Corporation, a Maryland Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 9,183,013 shares of Common Stock, par value $.001 per share, issuable pursuant to the exercise of options granted under the 2000 Stock Incentive Plan (the "Plan Shares").

       We have examined copies of the Company's Amended and Restated Charter, Amended and Restated By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

       Based upon the foregoing, we are of the opinion that Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

       The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                /s/ PIPER MARBURY RUDNICK & WOLFE LLP